UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 20, 2024
KIMBALL ELECTRONICS, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-36454	35-2047713
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1205 Kimball Boulevard, Jasper, Indiana	47546
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (812) 634-4000

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	KE	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
On December 20, 2024, Kimball Electronics, Inc. (the “Company”) entered into an amended and restated credit agreement (the “Restated Credit Agreement”) among the Company, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent and Bank of America, N.A., as Documentation Agent. The Restated Credit Agreement amends and restates the Company’s primary credit facility from May 4, 2022 (the “Primary Credit Facility”). The Restated Credit Agreement also replaces the Company’s 364-day multi-currency revolving credit facility that we entered into on February 3, 2023 to allow for borrowings of $50 million and amended on January 5, 2024 to increase the borrowings to $100 million (the “Secondary Credit Facility”). Among other things, the Restated Credit Agreement (1) adds a term loan borrowing facility that provides for term loan borrowings repayable in scheduled quarterly installments beginning March 31, 2025, until the maturity date in December 2029; (2) defines the interest rate calculation method and interest payment date for the term loan borrowings; (3) defines the aggregate amount of the lenders’ term commitments as $100 million with a maturity date of December 20, 2029; (4) defines the repayment schedule for the term loan borrowings; (5) adds an additional lending partner; and (6) provides for updates to the U.S. subsidiaries of the Company that are joined as loan parties.
The terms for the revolving borrowings remain largely unchanged in the Restated Credit Agreement. It continues to maintain (1) the maturity date of May 4, 2027 for such revolving borrowings, (2) the $300 million in revolving borrowing commitments, and (3) the option to increase the amount available for revolving borrowings by an additional $150 million (to a total of $450 million) at the Company’s request, subject to the consent of each lender participating in such increase.
Pursuant to the Restated Credit Agreement, the Company will use the proceeds (i) to refinance existing indebtedness (including revolving borrowings), (ii) to pay off the indebtedness of the Company under the Secondary Credit Facility, and (iii) for working capital purposes and general corporate purposes of the Company. Upon entering into this Restated Credit Agreement, the Company borrowed $100 million under the term loan facility.
A commitment fee of the unused portion of principal amount of the credit facility is payable at a rate that now ranges from 10.0 to 25.0 basis points per annum as determined by the Company’s ratio of consolidated total indebtedness to adjusted consolidated EBITDA, as defined in the Revised Credit Agreement, but unchanged from the prior Primary Credit Facility.
The interest rate on borrowings is dependent on the class, type, and currencies of borrowings and will be one of the following options:
•any Term Benchmark borrowing denominated in U.S. Dollars will utilize the Secured Overnight Financing Rate (“SOFR”), which is a rate per annum equal to the secured overnight financing rate for such business day published by the SOFR Administrator, the Federal Reserve Bank of New York, on the immediately succeeding business day, plus ten hundredths percent (0.10%), plus the Revolving Commitment Term Benchmark spread or Term Loan Term Benchmark spread which can range from 100.0 to 175.0 basis points based on the Company’s ratio of consolidated total indebtedness to adjusted consolidated EBITDA;
•any Term Benchmark borrowing denominated in Euros will utilize the Euro Interbank Offered Rate (“EURIBOR”) in effect two target days prior to the advance (adjusted upwards to reflect bank reserve costs) for such interest period as defined in the agreement, plus the Revolving Commitment Term Benchmark spread or Term Loan Term Benchmark spread which can range from 100.0 to 175.0 basis points based on the Company’s ratio of consolidated total indebtedness to adjusted consolidated EBITDA; or

•the Alternate Base Rate (“ABR”), which is defined as the highest of the fluctuation rate per annum equal to the higher of:
a.Prime Rate in the U.S. last quoted by the Wall Street Journal, and if this is ceased to be quoted, the highest bank prime loan rate or similar loan rate quoted by the Federal Reserve Board;
b.1/2 of 1% per annum above the Federal Reserve Bank of New York (NYFRB) Rate (as defined under the Credit Agreement); or
c.1% per annum above the Adjusted Term SOFR Rate (as defined under the Credit Agreement);
plus the Revolving Commitment ABR spread or Term Loan ABR spread which can range from 0.0 to 75.0 basis points based on the Company’s ratio of consolidated total indebtedness to adjusted consolidated EBITDA. Under the Restated Credit Agreement, the ABR Spread and Benchmark Spread for Term Loan borrowings are the same as for Revolving Commitment borrowings.
The Company’s financial covenants under the Restated Credit Agreement are unchanged from the Primary Credit Facility and still require:
•a ratio of consolidated total indebtedness minus unencumbered U.S. cash on hand in the United States in excess of $15 million to adjusted consolidated EBITDA, determined as of the end of each of its fiscal quarters for the then most recently ended four fiscal quarters, to not be greater than 3.0 to 1.0; provided, however, that for each fiscal quarter end during the four quarter period following a material permitted acquisition, as defined in the Restated Credit Agreement, the Company will not permit this financial covenant to be greater than 3.5 to 1.0 for each such fiscal quarter end, and
•an interest coverage ratio, defined as that ratio of consolidated EBITDA for such period to cash interest expense for such period, for any period of four consecutive fiscal quarters ending during any period set forth below, to not be less than 3.5 to 1.0.
The foregoing description of the Restated Credit Agreement does not purport to be complete and is qualified by its entirety by reference to the full text of the Restated Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement
Concurrently with its entry into the Restated Credit Agreement and pursuant to its terms, the Company repaid the Secondary Credit Facility in full. The Secondary Credit Facility was originally scheduled to mature on January 3, 2025.
Item 2.03 Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under Item 1.01 related to the Restated Credit Agreement is incorporated by reference in this Item 2.03.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibits are filed as part of this report:

Exhibit
Number	Description
10.1
Amended and Restated Credit Agreement, dated as of December 20, 2024, among Kimball Electronics, Inc., the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent and Bank of America, N.A., as Documentation Agent

104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL ELECTRONICS, INC.

By:	/s/ Jana T. Croom
JANA T. CROOM Chief Financial Officer
Date: December 20, 2024